UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019 (October 14, 2019)

GREENLAND ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 906, Tower W1, Oriental Plaza No. 1 East Chang’an Street, Dongcheng District Beijing, People’s Republic of China	100006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 010-53607082

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	GLAC	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one ordinary share	GLACW	The NASDAQ Stock Market LLC
Rights to receive one-tenth (1/10) of one ordinary share	GLACR	The NASDAQ Stock Market LLC
Units, each consisting of one ordinary share, one right and one warrant	GLACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported on a Current Report on Form 8-K filed on July 12, 2019 by Greenland Acquisition Corporation, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company” or “Greenland”), with the U.S. Securities and Exchange Commission (“SEC”) on July 12, 2019, Greenland entered into a share exchange agreement (the “Share Exchange Agreement”) with Zhongchai Holding (Hong Kong) Limited, a company incorporated under the laws of Hong Kong (“Zhongchai Holding”), Greenland Asset Management Corporation, a British Virgin Islands company with limited liability (the “Sponsor”), in the capacity thereunder as the purchaser representative (the “Purchaser Representative”), and Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder”), pursuant to which, among other things and subject to the terms and conditions contained therein, Greenland will consummate the acquisition of all of the outstanding capital stock of Zhongchai Holding through a share exchange, with Zhongchai Holding becoming a direct wholly owned subsidiary of Greenland (the “Business Combination”). Pursuant to the Share Exchange Agreement, the Company will issue 7,500,000 of its ordinary shares, no par value, to the Zhongchai Equity Holder.

On October 17, 2019, Greenland held a special meeting in lieu of an annual meeting of its shareholders at which the shareholders voted on a proposal to adjourn the special meeting to 10:00 am New York time on October 24, 2019. The final voting results for this proposal are as follows:

FOR	AGAINST	ABSTENTIONS
4,748,607	100,411	0

On October 17, 2019, the Company issued a press release announcing the adjournment of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On July 12, 2019, the Company filed with the SEC a preliminary proxy statement in connection with a special meeting of the shareholders of the Company to consider and vote on the Business Combination and related matters. Subsequently, the Company filed an amendment to the Preliminary Proxy Statement (the “Amended Preliminary Proxy Statement”) and on September 26, 2019, the Company filed with the SEC a definitive proxy statement (the “Definitive Proxy Statement”).

As disclosed in the Definitive Proxy Statement, on September 19, 2019, a purported class action challenging the Business Combination was filed in the United States District Court for the District of Delaware (the “District Court”), captioned Wheby v. Greenland Acquisition Corporation, et al., Case No. 19-1758-MN (D. Del.) (the “Action”). The Action alleged certain violations of the Securities Exchange Act of 1934, as amended, and sought, among other things, to enjoin the Business Combination from closing (or, if consummated, to rescind the Business Combination or award rescissory damages), to require the Company to issue a separate proxy statement, and to receive an award of attorneys’ fees and costs. The Company believes that the allegations in the complaint are without merit and denies that any further disclosure beyond that already contained in the Preliminary Proxy Statement is required under applicable law to supplement the Preliminary Proxy Statement included therein which has been disseminated to shareholders of the Company. Nonetheless, in order to moot plaintiff’s unmeritorious disclosure claims, avoid nuisance and possible expenses, and provide additional information to the shareholders, the Company determined to voluntarily make minor modifications to the Definitive Proxy Statement, which the Company deemed immaterial.

On October 14, 2019, the plaintiff, the Company and all other named defendants in the Action entered into a confidential memorandum of understanding (the “MOU”), pursuant to which a Stipulation and Order of Dismissal (“Stipulation of Dismissal”) of the Action was filed on October 14, 2019. The Stipulation of Dismissal was approved and entered by the District Court on October 15, 2019. Among other things, the Stipulation of Dismissal acknowledged that the Definitive Proxy Statement mooted the plaintiff’s claims regarding the sufficiency of disclosures, dismissed all claims asserted in the Action, with prejudice as to the plaintiff only, permits the plaintiff to seek an award of attorneys’ fees in connection with the mooted claims, and reserves the defendants’ rights to oppose such an award, if appropriate.

On October 17, 2019, the Company issued a press release announcing the entry of the MOU and the District Court’s approval of the Stipulation of Dismissal. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

99.1	Press Release for Adjournment of Special Meeting, dated October 17, 2019
99.2	Press Release for the Dismissal of Lawsuit, dated October 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLAND ACQUISITION CORPORATION

Dated: October 18, 2019	By:	/s/ Yanming Liu
	Name:	Yanming Liu
	Title:	Chairman and Chief Executive Officer

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